                                                                      Exhibit 12

                        SECURITY CAPITAL PACIFIC TRUST
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                         (Dollar amounts in thousands)

                                                        Nine Months Ended
                                                          September 30,               December 31,
                                                        ------------------    -----------------------------
                                                         1995       1994       1994       1993       1992
                                                        -------    -------    -------    -------    -------
Earnings from Operations                                $58,548    $33,004    $46,719    $23,191    $ 9,037
Add:
  Mortgage interest, net of capitalized interest            --         --         167        116      2,055
  Interest on other unsecured debt                       14,400     14,021     19,275      3,807      1,159
                                                        -------    -------    -------    -------    -------
                                                         14,400     14,021     19,442      3,923      3,214
                                                        -------    -------    -------    -------    -------

Earnings as adjusted                                    $72,948    $47,025    $66,161    $27,114    $12,251
                                                        =======    =======    =======    =======    =======

Combined Fixed Charges
  Interest net of capitalized interest                  $14,400    $14,021    $19,442    $ 3,923    $ 3,214
  Capitalized interest                                    8,597      4,254      6,029      2,818        989
                                                        -------    -------    -------    -------    -------
    Total Fixed Charges                                  22,997     18,275     25,471      6,741      4,203
                                                        =======    =======    =======    =======    =======

Ratio of earnings to combined fixed charges                 3.2        2.6        2.6        4.0        2.9
                                                        =======    =======    =======    =======    =======
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